THE SECURITIES EVIDENCED BY THIS INSTRUMENT, AS OF THE DATE OF ORIGINAL ISSUANCE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M. EASTERN TIME, JUNE __, 2003.


                                 PURCHASE OPTION

                          For ___ Shares of Common Stock

                                       of

                                 Globalink, Inc.

                            (A Delaware Corporation)

         Purchase Option.

                  THIS CERTIFIES THAT, in consideration of $.001 per option duly paid by or on behalf of ___________________ ("Holder"), as registered owner of this Purchase Option, to Globalink, Inc. ("Company"), Holder is entitled, at any time or from time to time at or after June __, 1998 ("Commencement Date"), and at or before 5:00 p.m., Eastern Time, June __, 2003 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 2 shares of Common Stock of the Company, $.01 par value ("Common Stock"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. This Purchase Option is initially exercisable at $___ per share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Option, including the exercise price for and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context. This Purchase Option is one of a number of such options issued by the Company to M.H. Meyerson Co., Inc. ("MHM") and its designees ("Purchase Options") in connection with a private placement of the Company's 10% Convertible Debentures ("Debentures") and Common Stock Purchase Warrants.

1.       Exercise.

         1.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the shares of Common Stock being purchased by wire transfer, certified check or official bank check. If the subscription rights represented hereby are not exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         1.2 Legend. Each certificate for the shares of Common Stock purchased under this Purchase Option shall bear a legend as follows unless they have been registered under the Securities Act of 1933, as amended ("Securities Act"):

                  "The issuance of this security has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, pledged or otherwise transferred without an effective registration thereof under said act or pursuant to an exemption from the registration requirements of said act and applicable state securities laws, supported by an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such registration is not required."

         1.3      Cashless Exercise.

                  1.3.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner set forth in Section 1.1, the Holder shall have the right (but not the obligation) to convert this Purchase Option, in whole or part, into Common Stock ("Conversion Right") as follows: Upon exercise of the Conversion Right, the Company shall deliver to the Registered Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Purchase Option being converted on the second trading day immediately preceding the date the Purchase Option is delivered to the Company pursuant to Section 1.3.2 if this Conversion Right is exercised ("Valuation Date") by (y) the "Market Price" (as defined below") on the Valuation Date.

               The "Value" of the portion of the Purchase Option being converted shall equal the remainder derived by subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of this Purchase Option being converted from (b) the "Market Price" of the Common Stock multiplied by the number of shares of Common Stock underlying the portion of this Purchase Option being converted. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of a share of Common Stock on such date, or, in case no such reported sale takes place on such date, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the national exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last sale price as reported by the Nasdaq Stock Market if the Common Stock is quoted on Nasdaq National Market or SmallCap Market. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the residual over-the-market, the Market Price shall mean the last sale price for the Common Stock, as reported by the NASD OTC Bulletin Board if quoted on the NASD OTC Bulletin Board and, if not, the average of the bid and asked prices as published by the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Market Price cannot be determined pursuant to the above, the Market Price shall be such price as the Board of Directors of the Company shall determine in good faith.

                  1.3.2 Exercise of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering to the Company the Purchase Option with a duly executed exercise form attached hereto with the conversion section completed.

2.       Transfer.

         2.1 General Restrictions. The Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option, other than in compliance with or exemptions from applicable securities laws as set forth in Section 2.2. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         2.2 Restrictions Imposed by the Act. This Purchase Option and the shares of Common Stock underlying this Purchase Option shall not be transferred in the absence of (a) an effective registration statement under the Act as to this Purchase Option or shares of Common Stock purchasable hereunder or (b) an opinion of counsel, reasonably acceptable to the Company (the Company hereby agreeing that the opinion of Graubard Mollen & Miller shall be acceptable), that such registration and qualification are not required.

3.       New Purchase Options to be Issued.

         3.1  Partial  Exercise  or  Transfer.  Subject to the  restrictions  in
Section 2 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor in the name of the Holder evidencing the right to purchase the aggregate number of shares of Common Stock as to which this Purchase Option has not been exercised or assigned.

         3.2  Lost  Certificate.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

4.       Registration Rights.

         4.1 Obligation to Register. Upon the written demand of the holders of at least 51% or more of the Purchase Options and/or the underlying shares of Common Stock ("Majority Holders"), the Company shall file a registration statement ("Registration Statement") under the Securities Act with the Commission, registering for resale this Purchase Option and the Common Stock issuable upon exercise of this Purchase Option ("Registerable Securities"). The Company shall use its best efforts to file the Registration Statement and have it declared effective within 60 days after the demand by the Majority Holders.


         4.2 Terms. The Company shall bear all fees and expenses it incurs in connection with the preparation, filing, modifying and amending the Registration Statement, providing reasonable numbers of the prospectus contained therein to the Holders and effecting the issuance and transfer of the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to register or license to do business in such state, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any Registration Statement filed pursuant to this
Section 5 to remain effective and current until the Registrable Securities may be sold without any limitation under the Securities Act by the Holders thereof.

         4.3      General Terms.

                  4.3.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act and/or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company with respect to the Holders expressly for use in a preliminary prospectus, registration statement or prospectus, or amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with the registration statement or prospectus.

                  4.3.2 Exercise of Warrants. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.       Adjustments.

         5.1 Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock issuable upon exercise of this Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

                  5.1.1 Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 5.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend or split-up, the number of shares of Common Stock issuable on exercise of this Purchase Option shall be increased in proportion to such increase in outstanding shares.

                  5.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares of Common Stock issuable on exercise of this Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

                  5.1.3    [omitted]

                  5.1.4 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Purchase Option is adjusted, as provided in this Section 5.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  5.1.5 Replacement of Securities Upon Reorganization, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Purchase Option and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Purchase Option, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Purchase Option, had such reorganization, reclassification, consolidation, merger or sale not taken place. In such event, appropriate provision shall be made with respect to the rights and interests of the Holder so that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of securities purchasable upon the exercise of this Purchase Option) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such reorganization, reclassification, consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such transaction shall assume by written instrument executed and delivered to the Holders the obligation to deliver such shares of stock, securities or assets.

         [ 5.1.6 Adjustment Based Upon Conversion Price. The initial Exercise Price of this Purchase Option was established as a percentage (110%) of the initial Conversion Price (as defined therein) of the Debentures, which was established at $2.25 per share. Pursuant to the terms of the Debentures, depending on the market price of the Common Stock, the Conversion price of the Debentures shall be reduced to $2.00 per share on the first anniversary of their issuance. If the Conversion Price is reduced to $2.00 per share at the first anniversary of their issuance, then the Exercise Price of this Purchase Option shall be automatically reduced to $2.20- per share (110% of the reduced Conversion Price) on such date.] [include only if Conversion Price is set at $2.25 per share]

         5.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Stock upon the exercise or transfer of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights at no additional cost to the Holder.

6. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its best efforts to cause the Common Stock issuable upon exercise of the Purchase Options to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted for a period of seven years from the date hereof.

7.       Certain Notice Requirements.

         7.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up, consolidation, merger, reorganization or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation, winding up, consolidation, merger or reorganization of the Company or a sale of all or substantially all of its property, assets and business shall be proposed.

         7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5.1 hereof, send notice to the Holder of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         7.4 Transmittal of Notices. All notices and other communications under this Purchase Option (except payment) shall be in writing and shall be sufficiently given if sent to the Holder or the Company, as the case may be, by hand delivery, private overnight courier, with acknowledgment of receipt, or by registered or certified mail, return receipt requested, as follows: (i) if to the Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

8.       Miscellaneous.

         8.1 Amendments. The Company and MHM may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and MHM may deem necessary or desirable. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

         8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         8.3 Entire Agreement. This Purchase Option constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         8.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained. Without limiting the foregoing, the registration rights set forth in this Purchase Option shall inure to the benefit of the Holder and all the Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Purchase Option or the Registrable Securities.

         8.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
7.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         8.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         8.7 Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         8.8 Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and MHM enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options issued in connection with the Private Placement will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of June ___, 1998.


                                       GLOBALINK, INC.



                                       By:________________________________
                                          Harry E. Hagerty, Jr.
                                          Chief Executive Officer

Form to be used to exercise Purchase Option:


Globalink, Inc.
9302 Lee Highway
Fairfax, Virginia 22031
Attn.: Harry E. Hagerty, Jr.



Date:_________________, 19__

                  The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ____ shares of Common Stock of Globalink, Inc. and hereby makes payment of $____________ in payment of the Exercise Price pursuant thereto. Please issue the Common Stock in accordance with the instructions given below.

                                                        or

                  The  undersigned  hereby  elects  irrevocably  to convert  the within Purchase Option and to purchase _________ shares of Common Stock of Globalink, Inc. by surrender of the unexercised portion of the within Purchase Option (with a "Value" of $__________ based on a "Market Price" of $___________). Please issue the Common Stock in accordance with the instructions given below.


                                                  ____________________________
                                                     Signature





                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.


                  Please issue securities as follows:
                                        Name: ______________________________

                                     Address:_______________________________

                                             _______________________________

                                       I.D.#:_______________________________


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


Form to be used to assign Purchase Option:

                                   ASSIGNMENT

         (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

         FOR VALUE  RECEIVED,  ____________________________________  does hereby sell, assign and transfer unto ______________________________ the right to purchase ___________________________ shares of Common Stock of Globalink, Inc. ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.


Dated: _______________, 19___


                                             __________________________________
                                                         Signature





         NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.


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